UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 29, 2008

THE CHILDREN’S PLACE RETAIL STORES, INC.

(Exact Name of Registrants as Specified in Their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Current Report on Form 8-K/A is being filed to supplement the Current Report on Form 8-K filed by The Children’s Place Retail Stores, Inc. (the “Company”) on May 2, 2008 (the “Original 8-K”), by adding to such report the disclosure contained in Items 2.01 and 9.01 below.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On April 30, 2008, as described in Item 1.02 and Exhibit 99.1 of the Original 8-K, Hoop Retail Stores, LLC and Hoop Canada, Inc. (collectively, “Hoop”) and The Children’s Place Services Company, LLC, each a subsidiary of the Company, transferred a substantial portion of the Disney Store business and assets (the “Private Sale”) to affiliates of The Walt Disney Company, T2 Acquisition, LLC and T1 WDC Inc. (collectively, “Disney”) after such Private Sale was approved by the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”) and the Ontario Superior Court of Justice (Commercial List) (“Canadian Bankruptcy Court”).

On April 30, 2008, Disney paid approximately $64 million for the acquired assets of the Disney Store business, subject to a post-closing inventory and asset adjustment. Approximately $6 million of the purchase price was held in escrow for such true-up purposes. The proceeds received from the Private Sale will be utilized to settle the liabilities of Hoop Holdings, LLC, Hoop Retail Stores, LLC, Hoop Canada Holdings, Inc. and Hoop Canada, Inc. (collectively, the “Hoop Entities”) as “debtors-in-possession” under the jurisdiction of the U.S. Bankruptcy Court or Canadian Bankruptcy Court, as applicable. According to the terms of the Private Sale, Hoop transferred 217 Disney Stores to affiliates of Disney and granted such affiliates the right to operate and wind-down the affairs of the remaining Disney Stores for a specified time period, after which Disney may choose to return such stores to the Hoop Entities’ bankruptcy estate for treatment as approved by the relevant bankruptcy court.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.3 and is incorporated in this Item 2.01 by reference.

Item 9.01                                             Financial Statement and Exhibits.

(b)                                 Pro Forma Financial Information.

The required pro forma financial information as of and for each of the three fiscal years ended February 2, 2008 is filed as Exhibit 99.2 and is incorporated in its entirety into this Item 9.01(b) by reference.

(d)                                 Exhibits.

99.2               Unaudited Pro Forma Condensed Consolidated Financial Information as of and for each of the three fiscal years ended February 2, 2008.

99.3               Press Release, dated August 6, 2008, issued by the Company.

Forward-Looking Statements

This current report may contain certain forward-looking statements regarding future circumstances.  These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially.  Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its report on Forms 10-K.  Risks and uncertainties relating to the exit of the Disney Store business, including the risk that claims may be asserted against the Company or its subsidiaries other than Hoop, whether or not such claims have any merit, and the Company’s ability to successfully defend such claims, the risk that Disney may bring litigation against the Company and assert various claims under the agreements relating to the Company’s exit from the Disney Store business and the Private Sale, as well as risks and uncertainties relating to other elements of the Company’s strategic review, could cause actual results, events and performance, to differ materially.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this report does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2008
THE CHILDREN’S PLACE RETAIL STORES,
INC.

	By:	/s/ Susan J. Riley
	Name:	Susan J. Riley
	Title:	Executive Vice President, Finance and
Administration